PROFESSIONAL SERVICES AGREEMENT

This Professional Services Agreement ("Agreement") is entered into as of this 28 day of JAN, 2009 (the "Effective Date") is made for the purpose of establishing a relationship whereby Location Based Technologies, Inc. ("LBT") a Nevada corporation located at 4989 East La Palma Avenue, Anaheim, CA 92807, can provide services to the customer identified in the signature block below ("Customer").

The Agreement shall be implemented through one or more Statements of Work (defined in the attached Terms and Conditions) as may be entered into by the parties from time to time in accordance with Section 2. This Agreement consists of this signature page, the Terms and Conditions attached hereto and any exhibits attached hereto, such amendments as may be entered into by the parties from time to time, and Statements of Work. In consideration of their rights and obligations under this Agreement, and intending to be legally bound, LBT and Customer agree to comply with the terms of this Agreement by signing below.

LOCATION BASED TECHNOLOGIES, INC.

Authorized Signature: [signature]

Printed Name: Desiree Mejia

Position: COO

Address:

4989 E. La Palma Avenue
Anaheim, CA 92807

Attention: Desiree Mejia
Telephone: (800) 615-0869
Facsimile: (714) 200-0287

Customer: [signature]

Customer Name: John Lusto

Authorized Signature:

Printed Name:

Position: MNG MBR

Address:

Attention:
Telephone No.: ( )
Facsimile No.: ( )

Terms and Conditions

1. **DEFINITIONS.** As used in this Agreement and in addition to any other terms defined herein, the following defined terms have the following meanings:

1.1. "Content" means any software, data, documentation, graphics, text, code, inventions, pictures, audio, video, animations, enhancements, improvements, methods, processes, improvements, works of authorship, work-flow methods or other material or any portions of the foregoing.

1.2. "Deliverable" means Content delivered to Customer pursuant to a Statement of Work that includes certain LBT Components and any Unique Work Product created pursuant to such Statement of Work.

1.3. "LBT Components" means any Content delivered to Customer as part of a Deliverable that is conceived and/or created by LBT (a) prior to or outside the scope of a Statement of Work or (b) pursuant to a Statement of Work, other than Unique Work Product.

1.4. "Services" means all services provided by LBT to Customer.

1.5. "Statement of Work" or "SOW" means the document executed by the parties that describes the Services to be performed and other applicable project terms. .

1.6. "Territory" means the United States, and any other territory indicated on the Statement of Work.

1.7. "Unique Work Product" means Content included in a Deliverable that is created or developed by LBT (either independently or jointly with Customer) pursuant to a Statement of Work to the extent that such Content embodies Customer's confidential and proprietary algorithms, business logic and/or business processes that have been identified to LBT in writing as being Customer's Proprietary Information in the applicable Statement of Work or in a written addendum to the applicable Statement of Work.

2. **SERVICES.**

2.1. Services.

(a) LBT will provide the Services to Customer specified in a Statement of Work. Each Statement of Work shall be successively numbered (e.g., 1, 2, 3, etc.).

(b) Any Services performed pursuant to Statements of Work either prior to or at the time of the execution of this Agreement shall be governed by the terms and conditions of this Agreement to the same extent and with the same effect as if the Services had been performed after the execution of this Agreement.

2.2. Additional Services. Any services performed by LBT upon request by Customer that are outside the scope of any Services described on an applicable Statement of Work shall be governed by the terms and conditions of this Agreement and will be billed to Customer at LBT's then current time and materials rates.

2.3. Change Orders. Any material modifications to a Statement of Work (including without limitation modifications to the fees, specifications or project plan) shall be made by written change order executed by both parties to this Agreement (a "Change Order"). Each Change Order complying with this section shall be deemed to be an amendment to the applicable Statement of Work and will become part of this Agreement.

2.4. Cooperation. Customer shall cooperate and provide information as is reasonably necessary for the timely completion of the Services. To the extent set forth on an applicable Statement of Work, Customer also agrees to fulfill those responsibilities designated thereon. The parties acknowledge that LBT's performance hereunder is contingent on Customer's timely and effective performance of its responsibilities and its timely decisions and approvals. To the extent required in any Statement(s) of Work, Customer shall be responsible for providing LBT with access to Customer's facilities, software and systems and data, information, office space and support materials as reasonably required by LBT to perform its duties hereunder (collectively, "Customer Materials"). Customer warrants that it owns or has acquired rights to all proprietary interests in the Customer Materials necessary for LBT to perform the Services hereunder. Customer agrees to produce evidence of such rights and licenses upon the reasonable request of LBT.

2.5. Project Control. LBT has the sole right and obligation to supervise, manage, contract, direct, procure, perform, or cause to be performed all Services to be performed by LBT hereunder unless otherwise provided herein or in a Statement of Work. LBT shall endeavor to honor a request for a specific consultant, subject to staffing or scheduling considerations; however, LBT shall determine the assignment of its personnel. Whenever on the Customer's premises LBT shall obey all written policies regarding conduct required by the Customer.

3. **ACCEPTANCE.**

3.1 Evaluation. For a period beginning upon delivery of a Deliverable and (i) in the case of an Interim Deliverable (defined below), ending no later than 5:00 p.m. local time in California, on the third (3rd) business day following delivery ("Interim Evaluation Period") or (ii) in the case of the Final Deliverable (defined below), ending no later than 5:00 p.m. local time in on the tenth (10th) business day following delivery ("Final Evaluation Period"), Customer shall diligently evaluate each Deliverable delivered by LBT to determine whether the Deliverable contains the features, and is capable of performing the operations, that are specifically set forth in the specifications to which the parties have mutually agreed in writing with respect to such Deliverable ("Specifications"). LBT may observe or participate in any evaluation by Customer. For purposes hereof, (x) "Interim Deliverable" means a Deliverable delivered to Customer pursuant to an interim delivery milestone set forth in a Statement of Work or Change Order, (y) "Final Deliverable" means the Deliverable delivered to Customer pursuant to the final delivery milestone set forth in a Statement of Work or Change Order, and (z) "Acceptance Period" means either the Interim Evaluation Period or the Final Evaluation Period, as applicable.

3.2 Acceptance. Prior to the termination of the applicable Acceptance Period, Customer will notify LBT in writing either (a) of its acceptance of the Deliverable ("Acceptance"), or (b) if Customer determines there is any failure of the Deliverable to materially conform to the Specifications (a "Nonconformity"), of the specific Nonconformity(ies) of the Deliverable. If a notice of

LBT 01

Nonconformity is delivered, LBT shall then promptly use its commercially reasonable efforts to correct all Nonconformities and deliver such corrected Deliverable to Customer. Upon delivery thereof, Customer shall have an additional Interim Acceptance Period or Final Acceptance Period, as applicable, to reevaluate the Deliverable to determine if the Nonconformities have been corrected. If the Nonconformities have not been corrected, Customer will have the option of (i) giving LBT a new notice of Nonconformity as described in 3.2(b) above, or (ii) accepting the Deliverable "AS IS". In the event LBT is unable to correct the Nonconformities after multiple attempts, then Customer, as its sole remedy, may either (i) accept the Deliverable "AS IS", or revise the SOW to reflect a change order to the defective Deliverable. The acceptance process described in this Section shall be Customer's sole remedy for any Nonconformance or any breach of the warranty contained in Section 7.2. "Acceptance" shall be deemed to have occurred the earlier to occur of the following: (x) delivery of written Acceptance by Customer; (y) the end of the Acceptance Period, if no notice to the contrary is received by LBT during such Acceptance Period; or (z) the date the Deliverable is used by the Customer for production use other than for the purpose of conducting the testing set forth herein.

4. COMPENSATION.

4.1. Fees and Expenses. Customer agrees to pay all fees as set forth in the applicable Statement of Work ("Fees"). Customer shall also pay expenses incurred by LBT in the performance of Services, which shall include, without limitation, reasonable travel expenses (including transportation, lodging, and meals) and the cost of any courier services, , and other expenses (collectively, "Expenses"). Unless otherwise indicated on the payment schedule on a Statement of Work, LBT shall submit itemized statements to Customer biweekly and such invoices shall be due immediately upon receipt. A late fee shall be charged by LBT on overdue accounts and any other amounts not paid to LBT as provided under this Agreement at the rate of one and one-half percent (1-½%) per month or the maximum amount allowed by law, whichever is less, commencing thirty (30) days after the date of the invoice. In addition, LBT, at its sole option, may suspend performance of any and all Services without liability therefor if payment upon any invoice is not received from Customer prior to or upon its due date.

4.2. Taxes. The Fees, Expenses and all other amounts due to LBT as set forth in this Agreement are net amounts to be received by LBT, exclusive of all taxes, duties, and assessments, and are not subject to offset or reduction because of any costs, expenses, taxes, duties, withholdings, or assessments, incurred by Customer or imposed on LBT in the performance of this Agreement or otherwise due as a result of this Agreement. This paragraph shall not apply to taxes based solely on LBT's income.

5. ALLOCATION OF RIGHTS.

5.1. Rights in Works. All Unique Work Product shall constitute "work made for hire" for Customer, and Customer shall be considered the author of and shall be the owner of all rights in the Unique Work Product. If any of the Unique Work Product does not qualify for treatment as a "work made for hire," then upon full payment by Customer, LBT grants, assigns and transfers to Customer ownership of all United States and international copyrights and all other intellectual property rights in the Unique Work Product, free and clear of any and all claims for royalties or other compensation.

5.2. Rights in the LBT Components. Subject to the license set forth in Section 5.3 below, the LBT Components and all rights therein including any patent, copyright, trademark, trade secret or any other intellectual property rights associated with the LBT Components shall be owned exclusively by LBT. Customer shall have no claim of ownership in any of the patent, copyright, trademark, trade secret, or any other intellectual property right in the LBT Components.

5.3. License to the LBT Components. Subject to the terms and conditions of this Agreement, LBT hereby grants Customer in perpetuity a royalty-free, nonexclusive license within the Territory to copy, distribute, transmit, display, perform, create derivative works, and otherwise use the LBT Components, in whole or in part, only for Customer's internal, in-house use and only with the Unique Work Product to operate, maintain, and use the Deliverable in which they are included.

LBT reserves all rights not expressly granted herein. Customer may use the LBT Components only as set forth above and except as set forth above, Customer may not copy, modify, adapt, or otherwise use the LBT Components. Without limiting the foregoing, in no event shall Customer permit any third party to use the LBT Components.

5.4. Limited License to Unique Work Product. Customer hereby grants LBT a royalty-free, nonexclusive license to use the Unique Work Product solely for the purpose of performing Services for Customer. Customer reserves all rights in the Unique Work Product not expressly granted to LBT.

5.5. Third Party Materials. Customer agrees that LBT does not and will not provide any third party software, hardware or other equipment that may be required to run, operate or maintain the Deliverables. Customer is solely responsible for obtaining and licensing all third party software, hardware and equipment from the applicable third parties. LBT makes no warranties or representations with regard to any third party software, hardware or equipment.

6. CONFIDENTIALITY.

6.1. Definitions. In the performance of this Agreement, either party may disclose to the other certain Proprietary Information. For the purposes of this Agreement, (a) "Proprietary Information" means Trade Secrets and Confidential Information that are clearly marked or identified in writing at the time of delivery as being either a Trade Secret or Confidential Information; (b) "Trade Secrets" means trade secrets as defined under law; and (c) "Confidential Information" means information that is of value to its owner and is treated as confidential other than Trade Secrets. Proprietary Information may include, without limitation, all information of a disclosing party regarding its customers and their accounts, all financial information, business plans, customer lists, procedures, formulas, discoveries, inventions, improvements, innovations, concepts and ideas. Notwithstanding anything in this Section 6.1, LBT Components shall in all cases be considered Proprietary Information of LBT whether or not marked or identified as such in writing when disclosed.

6.2. Nondisclosure. Both parties acknowledge and agree that the Proprietary Information shall remain the sole and exclusive

property of the disclosing party or a third party providing such information to the disclosing party. The receiving party agrees to hold the Proprietary Information disclosed by the other party in strictest confidence and not to, directly or indirectly, copy, use, reproduce, distribute, manufacture, duplicate, reveal, report, publish, disclose, cause to be disclosed, or otherwise transfer the Proprietary Information for any purpose whatsoever other than as expressly provided by this Agreement. The disclosure of the Proprietary Information does not confer upon the receiving party any license, interest, or rights of any kind in or to the Proprietary Information, except as expressly provided under this Agreement. Subject to the terms set forth herein, (a) the receiving party shall use the Proprietary Information of the disclosing party only as necessary to fulfill it obligations and exercise its rights under this Agreement, and (b) shall disclose Proprietary Information to only those employees, subconsultants, advisors and agents who are bound by written confidentiality obligations applicable to such Proprietary Information that are consistent with and no less stringent than those required of the receiving party pursuant to this Agreement, and (c) shall not otherwise disclose the Proprietary Information to a third party without the written consent of the disclosing party. The receiving party shall protect the Proprietary Information of the disclosing party with the same degree of protection and care the receiving party uses to protect its own Proprietary Information, but in no event less than reasonable care. With regard to Trade Secrets, the obligations in this Section shall continue for so long as such information constitutes a Trade Secret under applicable law. With regard to Confidential Information, the obligations in this Section shall continue for the term of this Agreement and for a period of two (2) years thereafter.

6.3. Exclusions. Nothing in this Section shall prohibit or limit the receiving party's use of information if (i) at the time of disclosure hereunder such information is generally available to the public; (ii) after disclosure hereunder such information becomes generally available to the public, except through breach of this Agreement by the receiving party; (iii) the receiving party can demonstrate such information was in its possession prior to the time of disclosure by the disclosing party; (iv) the information becomes available to the receiving party from a third party which is not legally prohibited from disclosing such information; (v) the receiving party can demonstrate the information was developed by or for it independently without the use of such information; (vi) disclosure is required under applicable law or regulation; or (vii) such information consists of information in non-tangible form, including ideas, concepts, know-how or techniques, which is retained in the mind of a person or persons who has had access to the Proprietary Information, and who has made no effort to refresh his or her recollection in anticipation of or in conjunction with the use thereof ("residuals"). Neither party shall have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals. Notwithstanding the foregoing, the term "residuals" shall not mean any information the use or creation of which would infringe the other party's now existing or future copyrights or patents, nor shall this provision be deemed to grant to either party a license under the other party's copyrights or patents.

6.4. Third Party Proprietary Information. Customer recognizes that LBT has received and in the future will receive from third parties Trade Secrets or Confidential Information subject to a duty on LBT's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Customer agrees that Customer owes LBT and such third parties, during the term of this Agreement and thereafter, a duty to hold all such Confidential Information and Trade Secrets in the strictest confidence, and a duty not to disclose or disseminate it to any person, firm or corporation or to use it except as outlined by LBT and consistent with LBT's agreement with such third party.

6.5. Publicity. LBT may use Customer's name, trademark(s) and logo(s) solely for inclusion in any LBT customer list and for a press release announcing the engagement. LBT shall make no other use of Customer's name and any Customer trademark(s), trade name(s) and logo(s) without the prior approval of Customer, which consent shall not be unreasonably withheld.

7. REPRESENTATIONS AND WARRANTIES.

7.1. Mutual. Each party warrants and represents that it has the authority to enter into this Agreement and that its performance of this Agreement will not violate any agreement by which it is bound.

7.2. Services. LBT warrants to Customer that the Services with respect to each Deliverable will be performed in a professional and workmanlike manner.

7.3. Disclaimer. OTHER THAN AS EXPRESSLY SET FORTH ABOVE, LBT DOES NOT MAKE ANY EXPRESS OR IMPLIED WARRANTIES, CONDITIONS, OR REPRESENTATIONS TO CUSTOMER OR ANY OTHER PARTY WITH RESPECT TO THE SERVICES, UNIQUE WORK PRODUCT, LBT COMPONENTS, DELIVERABLES OR OTHERWISE REGARDING THIS AGREEMENT, WHETHER ORAL OR WRITTEN, EXPRESS, IMPLIED OR STATUTORY. WITHOUT LIMITING THE FOREGOING, ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY, NONINFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE IS EXPRESSLY EXCLUDED AND DISCLAIMED. Without limiting the foregoing, LBT does not warrant that the Deliverables will operate in the combinations which Customer may select for use or that the operation of the Deliverables will be uninterrupted or error-free. Customer acknowledges and agrees that it has had the opportunity to periodically review the Deliverables and upon Acceptance of each such Deliverable, hereby acknowledges such Deliverable meets Customer's requirements.

8. LIMITATION OF LIABILITY. Customer acknowledges and agrees that in no event shall LBT or any of its officers, directors, employees, shareholders, agents or representatives be liable to Customer, any of its affiliates or any other party for any special, indirect, incidental, exemplary or consequential damages or loss of goodwill in any way arising from or relating to this Agreement or resulting from the use of or inability to use the Deliverables or the performance or non-performance of any Services, including the failure of essential purpose, even if LBT has been notified of the possibility or likelihood of such damages occurring. in no event will LBT's liability for any damages to Customer, any of its affiliates or to any third party ever exceed the amount of Fees paid by Customer to LBT with respect to the Statement of Work under which the claim for damages is made.

9. TERM AND TERMINATION.

9.1. Term. The term of this Agreement shall commence on the Effective Date and continue until terminated in accordance with this Section 9.

9.2. Termination of Individual Statement of Work. In the event that either party hereto materially defaults in the performance of any of its duties or obligations under a Statement of Work (except for a default in payment to LBT as provided below) and does not substantially cure such default, or commence a cure, within thirty (30) days after being given written notice specifying the default, then the non-defaulting party may, by given written notice thereof to the defaulting party, terminate the Statement of Work as of a date specified in such notice of termination. Termination of a Statement of Work for cause shall have no effect upon any other Statements of Work that may be in effect under this Agreement.

9.3. Termination for Cause. Either party may terminate this Agreement at any time upon giving written notice as follows:

(a) In the event that the other party fails to discharge any obligations or remedy any default under this Agreement for a period of thirty (30) days after the notifying party has given the other party written notice specifying such failure or default, and such failure or default is not cured during this thirty (30) day period; or

(b) In the event that the other party makes an assignment for the benefit of creditors, or commences or has commenced against it any proceeding in bankruptcy, insolvency, or reorganization pursuant to bankruptcy laws or laws of debtor's moratorium.

9.4. Termination for Nonpayment. Notwithstanding the foregoing, in the event that Customer defaults in the payment when due of any amount due to LBT hereunder and does not cure such default within forty-five (45) days of receipt of invoice, then LBT may, by giving written notice thereof to Customer, terminate the Agreement or Statement of Work as of a date specified in such notice of termination.

9.5. Termination Upon Completion of all Statements of Work. If there are no outstanding Statements of Work under which Services are still being provided by LBT to Customer, upon thirty (30) days written notice to the other, either party may terminate this Agreement as of the date specified in such notice of termination.

9.6 Post-Termination Obligations. Upon termination or expiration of this Agreement for any reason, (a) Customer shall pay LBT for all Services performed by LBT prior to the date of termination; (b) each party shall immediately return to the other all such Proprietary Information and other property of the other party (except for any Deliverables for which payment has been received) and all copies thereof and shall provide the other party with a signed written statement certifying compliance with the foregoing; and (c) the provisions of Sections 4 – 13 shall continue in full force and effect, as well as any other provisions of this Agreement which by their terms are deemed to survive termination hereof.

10. DISPUTE RESOLUTION AND ARBITRATION.

In the event of a dispute that is not settled between the project managers for the parties, then the parties shall escalate the dispute to resolution by the immediate superiors of such project managers. In the event of a dispute arising between parties the dispute shall be submitted to mediation before the Judicial Arbitration and Mediation Services ("JAMS") in Orange County, California. The parties shall bear the costs of mediation equally. In the event that either party refuses to participate in mediation said party shall be prohibited from recovery attorney fees notwithstanding anything to the contrary in this agreement. If mediation should fail to resolve the dispute between the parties, the matter shall be submitted to the American Arbitration Association for binding arbitration. Discovery rights shall be preserved in said arbitration with regard to depositions and demands for production of documents as if a disrupter were pending in Orange County Superior Court. Otherwise, discovery shall be prohibited. The costs of arbitration shall be equally shared by the parties until the dispute is either settled or adjudicated, at which time the arbitration may award said fees and costs to the prevailing party.

11. NONSOLICITATION. Neither party will, for a period equal to the earlier of (i) one (1) year after a person has ceased to work for the other party or (ii) the term of this Agreement and one (1) year thereafter, directly or indirectly, solicit for itself or any third party, any person employed by the other party to leave that employment or to provide, independently or with others, services to the other party unless prior written authorization is obtained from the applicable employer. Should a party breach this Section or hire or contract with an employee of the other party (the "Former Employee") during the time period set forth in the previous sentence, that party shall pay the other party a placement fee amounting to the Former Employee's salary and benefits for the prior twelve (12)-month period. The parties agree that damages pursuant to this Section 11 may be difficult or impossible to ascertain, and that the placement fee set forth in the previous sentence is a reasonable pre-estimate of the applicable damages and shall be deemed liquidated damages and not a penalty.

12. COMPLIANCE WITH LAWS.

12.1 General. Customer will strictly comply with all applicable laws and regulations relating in any way to the use of the Deliverables, and will not use the Deliverables in a way that violates the rights of any third party, including, without limitation, any rights of privacy or publicity.

12.2 Export Compliance. Customer acknowledges and agrees that the Deliverables and technical data received from LBT may be subject to export or import controls. Without limiting the generality of Section 12.1 Customer agrees (a) to comply with any and all applicable laws, regulations, and rulings on exportation and importation regarding its use of the Deliverables and (b) that the Deliverables (or any technical information related to LBT's products) shall not be exported or re-exported (i) to any countries included in prohibited Country Groups of the U.S. Export Administration Regulations or as otherwise prohibited under such regulations at the time of export or re-export; (ii) to national citizens of such prohibited Country Groups; or (iii) in violation of this Agreement.

13. GENERAL PROVISIONS.

13.1 Relationship of Parties. LBT is an independent contractor to Customer, and this Agreement shall not be construed to create

any employment relationship, partnership, joint venture or agency relationship or to authorize any party to enter into any commitment or agreement binding on the other party. Customer shall have the sole and full responsibility for determining its business requirements and that the Specifications in the Statement of Work will meet its needs.

13.2 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties, their legal representatives, permitted transferees, successors, and assigns as permitted by this Agreement.

13.3 Assignment. This Agreement and all rights and obligations may not be assigned in whole or in part by either party without the prior written consent of the other, except that this Agreement may be assigned by either party without consent to another entity in connection with (i) a reorganization, merger, consolidation, acquisition or other restructuring involving all or substantially all of the voting securities and/or assets of such party, or (ii) a sale of stock or other equity interest of such party in connection with a public placement offering.

13.4 Force Majeure. Except for any payment obligations hereunder, neither LBT nor Customer shall be liable for failure to perform any of its respective obligations hereunder if such failure is caused by an event outside its reasonable control, including, but not limited to, an act of God, war, or natural disaster.

13.5 Remedies. The parties acknowledge the provisions in this Agreement providing for the protection of each party's Proprietary Information and other proprietary rights are material to this Agreement. Any threatened or actual breach of those obligations shall (i) constitute immediate, irreparable harm for which monetary damages are an inadequate remedy, and (ii) entitle the damaged party to injunctive relief without posting a bond; provided however, that if a court of competent jurisdiction shall require a bond, the parties agree and stipulate that a bond in the amount of $10,000 shall be sufficient. Unless otherwise stated in this Agreement, all remedies provided for in this Agreement shall be cumulative and in addition to, and not in lieu of, any other remedies available to either party, whether at law or in equity or otherwise.

13.6 No Waiver. No delay or failure in exercising any right hereunder and no partial or single exercise thereof shall be deemed to constitute a waiver of such right or any other rights hereunder. No consent to a breach of any express or implied term of this Agreement shall constitute consent to any prior or subsequent breach.

13.7 Severability. If any provision hereof is declared invalid by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such invalidity, so that the remainder of that provision and all remaining provisions of this Agreement shall be valid and enforceable to the fullest extent permitted by applicable law. Should any provision of this Agreement require judicial interpretation, the parties agree that the court interpreting or construing the same shall not apply a presumption that the terms of this Agreement shall be more strictly construed against one party than against another because the parties participated equally in preparing and negotiating this Agreement.

13.8 Notices. All notices in connection with this agreement shall be deemed given as of the day they are sent by electronic transmission, sent by facsimile or deposited with a commercial courier for delivery to other party.

13.9 Governing Law. This Agreement shall be entered into in Orange County, California, and shall be construed in accordance with and governed by the laws of the State of California applicable to contracts made and to be performed in California. Further, the parties agree that venue shall rest solely and exclusively in Orange County, California, and any challenge or objection thereto is hereby waived.

13.10 Entire Agreement. This Agreement and the Statement(s) of Work attached hereto represent the entire understanding between the parties hereto with respect to the subject matter set forth herein, and supersede all negotiations, agreements, contracts, commitments and understandings, both verbal and written between LBT and Customer. No modifications, additions, or amendments to this Agreement shall be effective unless made in writing as an addendum to this Agreement and signed by duly authorized representatives of the parties. If a purchase order or similar document is required by Customer, the parties agree that it will not contain any additional terms and that if there are any such terms they will not become a part of the Agreement between the parties. Once signed, both parties agree any reproduction of this Agreement made by reliable means (for example, photocopy or facsimile) is an original unless prohibited by local law.

13.11 Control. If there is any difference between the terms and conditions of any Statement of Work attached hereto and any portion of this Agreement, the terms of this Agreement shall control.